UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d)

                 OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest event reported):
                             August 28, 2002

                      EMPIRE PETROLEUM CORPORATION

              (formerly Americomm Resources Corporation)

        (Exact name of registrant as specified in its charter)


        Delaware                     0-20193              73-1238709
(State or other jurisdiction  (Commission file Number) (IRS Employer
of Incorporation)                                      Identification No.)

15 E. 5th Street, Suite 4000                 74103-4346
(Address of principal executive office)      (Zip Code)


Registrant's telephone number, including area code:  (918-587-8093)

ITEM 4.  Changes in Registrant's Certifying Accountants

KPMG LLP was previously the principal accountants for Empire Petroleum Corporation. On August 23, 2002 that firm's appointment as principal accountants was terminated and Magee Rausch & Shelton, LLP Accounting Firm was engaged as principal accountants. The decision to change accountants was approved by the board of directors.

In connection with the audit of the fiscal year ended December 31, 2001, and the subsequent interim period through August 23, 2002, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit report of KPMG LLP on the financial statements of Empire Petroleum Corporation as of and for the year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principals, however this audit report on the financial statements for the above period was modified because of a going concern uncertainty.

A letter from KPMG LLP is attached as Exhibit 16.1 to this Form 8-K.




                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf By the undersigned hereunto duly authorized officer.

Date:  August 28, 2002

Empire Petroleum Corporation

BY: /s/Albert E. Whitehead

Chief Executive Officer


EXHIBIT 16.1


(KPMG LOGO)


          KPMG LLP
          Chartered Accountants
          1200, 205-5th Avenue SW               Telephone (403)691-8000
          Calgary, AB  T2P 4B9                  Telefax (403) 691-8006
                                                www.kpmg.ca

PRIVATE AND CONFIDENTIAL
Securities and Exchange Commission
Washington, DC  20549


August 28, 2002

Ladies and Gentlemenn:

Empire Petroleum Corporation

We were previously principal accountants for Empire Petroleum Corporation ("Empire") and, under the date of March 18, 2002, we reported on the financial statements of Empire as of and for the year ended December 31, 2001. On August 23, 2002 our appointment as principal accountants was terminated. We have read Empire's statements included under Item 4 of its From 8-K, dated August 28, 2002, and we agree with such statements.

Yours very truly,



/s/KPMG LLP
Chartered Accountants
Calgary, Canada

vp Form 8K response 03703